Exhibit 5.1
                            NU SKIN ENTERPRISES, INC.
                              75 West Center Street
                                Provo, Utah 84601







                                December 3, 1998



The Board of Directors of
 Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601

   Re:  Nu Skin Enterprises, Inc.
      Registration Statement on Form S-8


   As Assistant General Counsel to Nu Skin Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of (i) 290,000 shares (the "Shares") of the Company's Class A Common Stock, $0.001 par value, to be issued, offered, and sold by the Company pursuant to outstanding options under the Generation Health Holdings 1996 Stock Plan and the Generation Health Holdings, Inc. Scientific Advisory Board Stock Option Plan (the "Plans"), I have examined the originals or certified, conformed or reproduced copies of all such records, agreements, instruments and documents as I have deemed necessary as the basis for the opinion expressed herein. In all such examinations, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduced copies. As to various questions of fact relevant to the opinion hereinafter expressed, I have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

   Based upon and subject to the foregoing, I am of the opinion that any Shares issued by the Company, when issued in accordance with the terms and conditions of the Plans and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.



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The Board of Directors of
 Nu Skin Enterprises, Inc.
December 3, 1998
Page 2


   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ D. Matthew Dorny
                                       D. Matthew Dorny
                                       Assistant General Counsel